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                              LLC PLEDGE AGREEMENT

                                       By


                               CCK INVESTMENTS LLC

                                   as Pledgor

                                       and

                        CITICORP TRUSTEE COMPANY LIMITED,

                            as Euro Collateral Agent

                             ----------------------

                          Dated as of February 26, 2003



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                                TABLE OF CONTENTS
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SECTION 1. Pledge ................................................................................................2
SECTION 2. Delivery of the Collateral.............................................................................3
SECTION 3. Representations, Warranties and Covenants..............................................................4
SECTION 5. Voting Rights; Dividends and Interest, etc.............................................................5
SECTION 6. Remedies upon Default..................................................................................6
SECTION 7. Application of Proceeds of Sale........................................................................7
SECTION 8. Euro Collateral Agent Appointed Attorney-in-Fact.......................................................7
SECTION 9. Waivers; Amendment.....................................................................................8
SECTION 11. Registration, etc.....................................................................................9
SECTION 12. Security Interest Absolute...........................................................................10
SECTION 14. Notices..............................................................................................10
SECTION 15. Further Assurances...................................................................................10
SECTION 16. Binding Effect; Several Agreement; Assignment........................................................10
SECTION 17. Survival of Agreement; Severability..................................................................11
SECTION 18. GOVERNING LAW........................................................................................11
SECTION 19. Counterparts.........................................................................................11
SECTION 20. Rules of Interpretation..............................................................................11
SECTION 21. Jurisdiction; Consent to Service of Process..........................................................11
SECTION 22. WAIVER OF JURY TRIAL.................................................................................12
SECTION 23. [Reserved]...........................................................................................12
SECTION 24. Execution of Financing Statements....................................................................12
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                                    SCHEDULES
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Schedule I      Pledged Stock





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                              LLC PLEDGE AGREEMENT
                              --------------------


     LLC PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of February 26, 2003, among CCK INVESTMENTS LLC, a Delaware limited liability company ("Pledgor"), and CITICORP TRUSTEE COMPANY LIMITED, as Euro Collateral Agent (in such capacity, and together with any successors in such capacity, the "Euro Collateral Agent") for the Secured Parties (as hereinafter defined).


                                 R E C I T A L S
                                 - - - - - - - -


         A. Contemporaneously with the execution and delivery of this Agreement, Crown Cork & Seal Americas, Inc., as U.S. borrower (in such capacity, the "U.S. Borrower"), Crown European Holdings SA, a societe anonyme organized under the laws of France ("Crown Euroco") as Euro borrower (in such capacity, the "Euro Borrower"), the subsidiary borrowers named therein, (the "Subsidiary Borrowers", together with the Euro Borrower, the "Non-U.S. Borrowers", together with the U.S. Borrower, the "Borrowers"), Crown International Holdings, Inc. ("Crown Holdings"), CCSC, the lenders from time to time party thereto (the "Lenders"), Citi/SSB, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), Citibank International plc, as U.K. administrative agent (in such capacity, together with its successors and assigns in such capacity, the "U.K. Administrative Agent"), Deutsche Bank Securities, Inc. ("DBSI") as syndication agent (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent") DBSI and Salomon Smith Barney Inc. ("SSB"), as joint lead arrangers and as joint bookrunners (in such capacities, together with its successors and assigns in such capacities, the "Joint Lead Arrangers") and ABN AMRO Incorporated, as joint bookrunner and ABN AMRO N.V., as documentation agent (in such capacity, together with its successors and assigns in such capacity, the "Documentation Agent") have entered into that certain credit agreement dated as of the date hereof, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Administrative Agent's acknowledgment of the termination of the predecessor Credit Agreement, pursuant to which the Lenders have agreed to make certain Loans (as defined in the Credit Agreement and hereinafter referred to as the "Loans") and issue certain Letters of Credit (as defined in the Credit Agreement) to or for the account of the Borrowers upon the terms and subject to the conditions set forth in the Credit Agreement.

         B. Contemporaneously with the execution and delivery of this Agreement, Pledgor will guarantee the Obligations of the Non-U.S. Borrowers under the Credit Agreement and the other Loan Documents (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Guarantee").

         C. It is contemplated that, to the extent permitted by the Credit Agreement, Euro Borrower or any of its subsidiaries may from time to time enter into one or more hedging agreements (collectively, the "Bank Related Hedging Agreements") with any counterparty that was the U.K. Administrative Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a "Bank

Related Hedging Exchanger" and, collectively, the "Bank Related Hedging Exchangers") and it is desired that the obligations of Euro Borrower or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination, be secured hereunder to the extent that the Bank Related Hedging Exchanger executes and delivers to the Euro Collateral Agent an acknowledgment to the Euro Intercreditor Agreement (as hereinafter defined) in the form annexed thereto ("Intercreditor Acknowledgment"), agreeing to be bound by the terms thereof at any time prior to the payment in full of the Obligations.

         D. It is contemplated that, to the extent permitted by the Credit Agreement, Euro Borrower or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that was the Euro Collateral Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a "Bank Related Cash Management Exchanger" and, collectively, the "Bank Related Cash Management Exchangers") and it is desired that the obligations of Euro Borrower or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder, be secured hereunder to the extent that the Bank Related Cash Management Exchanger executes and delivers to the Euro Collateral Agent an Intercreditor Acknowledgment.

         E. Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and is, therefore, willing to enter into this Agreement.

         F. Pledgor is or, as to Collateral (as hereinafter defined) acquired by Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

         G. This Agreement is given by Pledgor in favor of the Euro Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of the obligations (whether or not constituting future advances, obligatory or otherwise) of the Pledgor from time to time arising under or in respect of this Agreement and the other Financing Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement and the other the Financing Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding) (collectively, the "Obligations").

         NOW THEREFORE, in consideration of the foregoing and other benefits accruing Pledgor, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby makes the following representations and warranties to the Euro Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and assigns), as follows:

     SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges,

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sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a first priority security interest in all of Pledgor's right, title and interest in, to and under
(a) all the shares of capital stock and other Equity Interests owned by it and listed on Schedule I hereto and any shares of capital stock and other Equity Interests of any Subsidiary obtained or formed in the future by Pledgor and the certificates representing all such shares or interests (collectively, the "Pledged Stock"); provided that the Pledged Stock shall not include directors' qualifying shares, to the extent that applicable law requires that a Subsidiary of the Pledgor issue such qualifying shares; (b) all other property that may be delivered to and held by the Euro Collateral Agent pursuant to the terms hereof;
(c) subject to Section 5, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clause
(a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (all the foregoing, collectively, the "Collateral.")

         Upon delivery to the Euro Collateral Agent, (a) any stock certificates or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Euro Collateral Agent and by such other instruments and documents as the Euro Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Euro Collateral Agent may reasonably request. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule I and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Euro Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         Notwithstanding any other provision hereof, if any Collateral constitutes Restricted Securities, then such Collateral shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness; provided that (i) if any Public Debt is required to be secured by a Lien on such Collateral as a result of the operation of any negative pledge covenant in any indenture, agreement or instrument governing such Public Debt or (ii) the Public Debt ceases to to be outstanding or no longer restricts the ability of any Pledgor to pledge Restricted Securities without also securing the Public Debt, then the Obligations secured hereunder shall be equal to the maximum aggregate amount of Obligations outstanding under the Financing Documents. If any Collateral constitutes Restricted Securities any payments or repayments of the Obligations shall not be deemed to be applied against, or to reduce, the amount of Restricted Secured Indebtedness that may be secured hereby.

     SECTION 2. Delivery of the Collateral. Pledgor agrees promptly to deliver or cause to be delivered to the Euro Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.


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     SECTION 3. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Euro Collateral Agent that:

                  (a) the Pledged Stock represents that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the capital stock or other Equity Interests of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule I, (ii) holds the same free and clear of all Liens (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto or as otherwise permitted pursuant to the Credit Agreement, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Euro Collateral Agent and pledged or assigned hereunder;

                  (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (d) no consent of any other Person (including stockholders or creditors of Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Euro Collateral Agent in accordance with this Agreement, and subject to the completion of certain post-closing obligations described in Section 5.18(a)(ii) of the Credit Agreement, the Euro Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                  (f) the pledge effected hereby is effective to vest in the Euro Collateral Agent, on behalf of the Secured Parties, the rights of the Euro Collateral Agent in the Collateral as set forth herein;

                  (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

                  (h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof; and

                  (i) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

         SECTION 4. Registration in Nominee Name; Denominations. The Euro Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the

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Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Euro Collateral Agent; provided that the Euro Collateral Agent shall not exercise such right without the consent of the Borrowers in the event an Event of Default is not continuing. Pledgor will promptly give to the Euro Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of Pledgor. The Euro Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5. Voting Rights; Dividend, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

                  (ii) The Euro Collateral Agent shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

                  (iii) Pledgor shall be entitled to receive and retain any and all cash dividends paid on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by Pledgor, shall not be commingled by Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Euro Collateral Agent and shall be forthwith delivered to the Euro Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to dividends that Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by the

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Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Euro Collateral Agent, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Euro Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Euro Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Euro Collateral Agent in an account to be established by the Euro Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Euro Collateral Agent shall, within five
(5) Business Days after all such Events of Default have been cured or waived, repay to Pledgor all cash dividends (without interest), that Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Euro Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, the Euro Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights and such permission shall be deemed to have been granted absent notice to the contrary to the Pledgor from the Euro Collateral Agent. After all Events of Default have been cured or waived, Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

         SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Euro Collateral Agent may sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Euro Collateral Agent shall deem appropriate. The Euro Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Euro Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waive all rights of redemption, stay, valuation and appraisal Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Euro Collateral Agent shall give a Pledgor ten (10) days' prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Euro Collateral Agent's intention to make any sale of Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Euro Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Euro Collateral


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Agent may (in its sole and absolute discretion) determine. The Euro Collateral
Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Euro Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Euro Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Euro Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Euro Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Euro Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Euro Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral orally portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Euro Collateral Agent as provided in the Euro Intercreditor Agreement.

                  The Euro Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Euro Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Euro Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Euro Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 8. Euro Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Euro Collateral Agent the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Euro Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest provided that the Euro Collateral Agent shall only take any action pursuant to such appointment upon the occurrence and during the continuation of an Event of Default. Without lim-

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iting the generality of the foregoing, the Euro Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Euro Collateral Agent's name or in the name of Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Euro Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Euro Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect therefor any property covered thereby. The Euro Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         SECTION 9. Waivers; Amendment. (a) No failure or delay of the Euro Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Euro Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Euro Collateral Agent (as directed by the Requisite Obligees under the Euro Intercreditor Agreement) and the Pledgor with respect to which such waiver, amendment or modification is to apply.

         SECTION 10. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Euro Collateral Agent if the Euro Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Euro Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Pledgor recognizes that in light of such restrictions and limitations the Euro Collateral Agent may, with respect to any sale of the Pledged Securities, limit the pur-chasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Euro Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Euro Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Euro Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Euro Collateral Agent sells.

         SECTION 11. Registration, etc. Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Euro Collateral Agent desires to sell any of the Pledged Securities of Pledgor at a public sale, it will, at any time and from time to time, upon the written request of the Euro Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Euro Collateral Agent to permit the public sale of such Pledged Securities. Pledgor further agrees to indemnify, defend and hold harmless the Euro Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Euro Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to Pledgor or the issuer of such Pledged Securities by the Euro Collateral Agent or any other Secured Party expressly for use therein. Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Euro Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Pledgor will bear all costs and expenses of carrying out its obligations under this Section 11. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced.

         SECTION 12. Security Interest Absolute. All rights of the Euro Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Euro Intercreditor Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Euro Intercreditor Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 13. Termination; Release. (a) This Agreement and the security interest shall terminate pursuant to and in accordance with the terms of Euro Intercreditor Agreement; provided, however, this Agreement and the security interest shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or Pledgor upon the bankruptcy or reorganization of Pledgor or otherwise.

         (b) In connection with any release of Collateral, release of Pledgor or termination of this Agreement pursuant to and in accordance with the terms of the Euro Intercreditor Agreement, the Collateral Agent shall execute and deliver to the Pledgor, at Pledgor's expense, all UCC termination statements and other documents that Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of UCC termination statements or such other documents pursuant to this Section 13 shall be without recourse to or warranty by the Euro Collateral Agent.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement with a copy to the Borrowers.

         SECTION 15. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Euro Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Euro Collateral Agent its rights and remedies hereunder.

         SECTION 16. Binding Effect; Several Agreement; Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Euro Collateral Agent and a counterpart hereof shall have been executed on behalf of the Euro Collateral Agent, and thereafter shall be binding upon such Pledgor and the Euro Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Euro Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to Pledgor and may be amended, modified, supplemented, waived or released with respect to Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Euro Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, and the Lender's issuance of and participations in Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed that this Agreement shall create separate security interests in the Collateral securing the Obligations, as provided in Section 1, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

         SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 16. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

         SECTION 21. Jurisdiction; Consent to Service of Process. (a) Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court referred to in paragraph (a) of this Section. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Euro Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Pledgor or its properties in the courts of any jurisdiction.

         (b) Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 23.   [RESERVED].

         SECTION 24. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, Pledgor authorizes the Euro Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of Pledgor in such form and in such filing offices as the Euro Collateral Agent reasonably determines appropriate to perfect the security interests of the Euro Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         SECTION 25. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Credit Agreement. For the purposes of this Agreement, the following terms shall have the following meaning:

                  "Euro Intercreditor Agreement" shall mean that certain intercreditor agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time,) by and among CCSC, Crown Holdings, Crown Usco, Euro Collateral Agent, Euro Borrower, certain subsidiaries of Euro Borrower party thereto, the U.K. Administrative Agent, the other parties thereto, and any other persons who may from time to time become party thereto in accordance with the provisions thereof.

                  "Exempted Indebtedness" shall mean any Indebtedness or other obligation which would be considered "Exempted Indebtedness" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt, as such indenture, agreement or instrument is in effect on the date hereof.

                  "Financing Documents" means, collectively, the Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements.

                  "Indebtedness" shall have the meaning assigned to such term in the Credit Agreement.

                  "Restricted Secured Indebtedness" shall mean, at any time, the portion of the Obligations constituting Exempted Indebtedness that is equal to the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Public Debt to be required to be equally and ratably secured.

                  "Restricted Securities" shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any subsidiary of CCSC that would be considered a "Restricted Subsidiary" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt as such indentures, agreements or instruments are in effect on the date hereof.

                  "Secured Parties" means the Euro Collateral Agent (for its benefit and for the benefit of the Term B Euro Lenders and Revolving Euro Lenders), U.K. Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers, the Bank Related Hedging Exchangers, the Bank Related Cash Management Exchangers.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   CCK INVESTMENTS LLC


                                   By:  /s/ Alan W. Rutherford
                                        ----------------------------------------
                                         Name: Alan W. Rutherford
                                         Title:   President

                                        CITICORP TRUSTEE COMPANY LIMITED,
                                         as Euro Collateral Agent,


                                   By:  /s/ Mark O'Hare
                                        ----------------------------------------
                                         Name: Mark O'Hare
                                         Title:  Vice President

                                                                                                  Schedule I to the
                                                                                               LLC Pledge Agreement

                                                   Pledged Stock


         Issuer           Number of Certificate     Registered Owner     Number and Class of       Percentage of
         ------           ---------------------     ----------------        Shares/Type of        Shares/Interest
                                                                               Interest                Pledged
                                                                        --------------------      -------------
Crown Cork Co.                     N/A           CCK Investments LLC          500 shares                100%
Scandanavia A/S
(Denmark)
The Irish Crown Cork               N/A           CCK Investments LLC       2,360,809 shares             100%
Company Limited
Crown Cork & Seal                  N/A           CCK Investments LLC        666,959 shares              100%
(Ireland) Ltd.
Superbox Contenitori               N/A           CCK Investments LLC       21,319,085 shares            80.2%
per Bevande SRL
CCK UK Investments LLC              1            CCK Investments LLC           100 units                100%
CCK Mexican Investments             1            CCK Investments LLC           200 units                100%
LLC
Crown Cork & Seal de               N/A           CCK Investments LLC       2,482,754 shares            45.19%
Portugal Embalagens SA
